As Filed with the Securities and Exchange Commission on March 31, 2009	Registration No. 333-45262

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

AIRSPAN NETWORKS INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	75-2743995 (I.R.S. Employer Identification No.)
777 Yamato Road, Suite 310
Boca Raton, FL 33431
(Address of Principal Executive Offices,
Including Zip Code)

AIRSPAN NETWORKS INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

David Brant
Chief Financial Officer
Airspan Networks Inc.
777 Yamato Road, Suite 310
Boca Raton, FL 33431
(561) 893-8670
(Name, address and telephone number,
 including area code, of agent for service)

Copy to:

Ted Farris, Esq.
Dorsey & Whitney LLP
250 Park Avenue
New York, NY 10177
(212) 415-9200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE –DEREGISTRATION OF SECURITIES

On September 6, 2000, Airspan Networks Inc., a Washington corporation (the “Company”), filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (Registration No. 333-45262) (the “Registration Statement”) registering 500,000 shares of the Company’s common stock, par value $0.0003 per share (the “Common Stock”), to be offered and sold pursuant to the Airspan Networks Inc. 2000 Employee Stock Purchase Plan.

The Company is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister and remove from registration all of the previously registered shares of Common Stock that remain unissued and unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 31st day of March, 2009.

AIRSPAN NETWORKS INC.

By:	/s/ Eric D. Stonestrom
Name:	Eric D. Stonestrom
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Eric D. Stonestrom	President, Chief Executive Officer and	March 24, 2009
Eric D. Stonestrom	Director (principal executive officer)

/s/ David Brant	Senior Vice President and Chief Financial Officer	March 22, 2009
David Brant	(principal financial and accounting officer)

/s/ Matthew J. Desch	Chairman of the Board of Directors	March 31, 2009
Matthew J. Desch

/s/ Julianne M. Biagini	Director	March 31, 2009
Julianne M. Biagini

/s/ Bandel L. Carano	Director	March 31, 2009
Bandel L. Carano

/s/ Michael T. Flynn	Director	March 31, 2009
Michael T. Flynn

/s/ Frederick R. Fromm	Director	March 19, 2009
Frederick R. Fromm

/s/ Guillermo Heredia	Director	March 19, 2009
Guillermo Heredia

/s/ Thomas S. Huseby	Director	March 24, 2009
Thomas S. Huseby

/s/ David A. Twyver	Director	March 31, 2009
David A. Twyver